SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                         Coactive Marketing Group, Inc.
                -------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                 Not Applicable
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

                                       Not Applicable
              ------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:

                                       Not Applicable
              ------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:

                                       Not Applicable
              ------------------------------------------------------------------
         (5)  Total fee paid:

              ------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                         COACTIVE MARKETING GROUP, INC.
                             415 NORTHERN BOULEVARD
                           GREAT NECK, NEW YORK 11021

                          -----------------------------

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                         -------------------------------

         The Annual Meeting of the Stockholders (the "Annual Meeting") of CoActive Marketing Group, Inc. (the "Company") will be held at the Company's principal executive offices, 415 Northern Boulevard, Great Neck, New York 11021, at 10:00 a.m., local New York time, on September 20, 2001, to consider the following matters:

         (1) The election of seven Directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

         (2) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on July 23, 2001 as the record date for the Annual Meeting. Only stockholders of record of the Company's Common Stock at the close of business on July 23, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

         The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

         A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting, at the Company's principal executive offices, 415 Northern Boulevard, Great Neck, New York 11021.

         Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.


                                          By Order of the Board of Directors

                                          /s/ DONALD A. BERNARD

                                          Donald A. Bernard
                                          Secretary

July 30, 2001

                         COACTIVE MARKETING GROUP, INC.
                             415 NORTHERN BOULEVARD
                           GREAT NECK, NEW YORK 11021

                         -------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 20, 2001

                     --------------------------------------


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoActive Marketing Group, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders of the Company and for any adjournments or postponements thereof (the "Annual Meeting") to be held at the Company's principal executive offices, 415 Northern Boulevard, Great Neck, New York 11021, at 10:00 a.m., local New York time, on September 20, 2001, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may vote as to the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. In the absence of instructions, shares represented by such Proxy will be voted FOR the election of the nominees of the Board of Directors for Director. The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its principal executive offices at 415 Northern Boulevard, Great Neck, New York 11021, either a written notice of revocation or a duly executed Proxy bearing a later date, or by attending in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy and Annual Report on Form 10-K (including financial statements) for the fiscal year ended March 31, 2001 ("Fiscal 2001"), are being sent to stockholders on or about July 30, 2001.

                                VOTING SECURITIES

         July 23, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, the Company had outstanding 5,022,231 shares of Common Stock, $.001 par value (the "Common Stock"), excluding treasury shares. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes which stockholders are entitled to cast on a particular matter at the Annual Meeting will constitute a quorum for the Annual Meeting. Holders of Common Stock are entitled to one vote for each share owned upon all matters to be considered at the Annual Meeting. Under Delaware law, abstentions and broker non- votes are treated as present for the purpose of determining a quorum present at the Annual Meeting; however, broker non-votes will be considered not to represent voting power present at the Annual Meeting, while abstentions will be considered to represent voting power present at the Annual Meeting.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote on the election of Directors. There is no cumulative voting in the election of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 1, 2001 with respect to stock ownership of (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's outstanding Common Stock, (ii) each of the Directors and nominees of the Company and the Company's executive officers named in the summary compensation table, and (iii) the Company's Directors and executive officers as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

                                                                    AMOUNT AND NATURE OF                 PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)             OF CLASS(1)
         ------------------------------------                      -----------------------             -----------
(i)      BENEFICIAL OWNERS OF MORE THAN 5% OF THE
         COMMON STOCK (OTHER THAN DIRECTORS,
         NOMINEES AND EXECUTIVE OFFICERS)

         OG Holding Corporation Liquidation Trust                        417,398(2)                         8.3%
         9745 Mangham Drive
         Cincinnati, OH 45215

         Robert F. Hussey                                                297,843(3)                         5.9%
         16 Westbury Road
         Garden City, NY 11530

         Special Situations Private Equity Fund, L.P.                    619,475(4)                        11.8%
            MG Advisors, LLC
            Austin W. Marxe
            David Greenhouse
            153 East 53rd Street
            New York, NY 10022

                                                                    AMOUNT AND NATURE OF                 PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)              OF CLASS(1)
         ------------------------------------                      -----------------------              -----------
         Joseph E. Sheehan                                               270,807(5)                         5.4%
         711 Fifth Avenue
         New York, NY 10022

(ii)     DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

         John P. Benfield                                                712,578(6)                        13.1%
         c/o CoActive Marketing Group, Inc.
         415 Northern Boulevard
         Great Neck, NY 11021

         Donald A. Bernard                                               703,748(7)                        12.9%
         c/o CoActive Marketing Group, Inc.
         415 Northern Boulevard
         Great Neck, NY 11021

         Paul A. Amershadian                                             703,748(8)                        12.9%
         c/o CoActive Marketing Group, Inc.
         415 Northern Boulevard
         Great Neck, NY 11021

         Thomas E. Lachenman                                             431,046(9)                         8.6%
         c/o Optimum Group, Inc.
         9745 Mangham Drive
         Cincinnati, OH  45215

         Brian Murphy                                                     30,000                             *
         c/o U.S. Concepts, Inc.
         16 West 22nd Street, 2nd Floor
         New York, NY 10010

         Herbert M. Gardner                                              137,969(10)                        2.7%
         c/o Janney Montgomery Scott LLC
         26 Broadway
         New York, NY 10004

         Joseph S. Hellman                                                15,000(11)                         *
         c/o Kronish Lieb Weiner & Hellman LLP
         1114 Avenue of the Americas
         New York, NY 10036-7798

(iii)    ALL DIRECTORS AND EXECUTIVE OFFICERS AS A                     2,776,589 (6)(7)(8)(9)(10)(11)      43.5%
         GROUP (7 PERSONS)

------------------

*     Less than 1%.

                                       -3-

(1) All information was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

(2) Represents shares of Common Stock registered in the name of OG Holding Corporation Liquidation Trust. Mr. Lachenman, President of the Company's wholly-owned subsidiary Optimum Group, Inc. ("Optimum") until May 31, 1999 and a Director of the Company, is the trustee of OG Holding Corporation Liquidation Trust and owns the entire interest of the trust in the shares of Common Stock held by the trust.

(3) Includes 62,500 shares of Common Stock issuable upon exercise of immediately exercisable warrants and 171,100 shares of Common Stock pledged to Bear Stearns Securities Corp. as margin loan collateral in Mr. Hussey's personal brokerage account with full recourse to Mr. Hussey.

(4) Includes 210,125 shares of Common Stock issuable upon exercise of immediately exercisable warrants. These shares and warrants are held of record by Special Situations Equity Fund, L.P. (The "Fund"). MG Advisers, L.L.C. ("MG") is the general partner of the Fund. Austin W. Marxe and David Greenhouse are the sole members of MG and are responsible for the Fund's investment decisions.

(5) Includes 183,424 shares of Common Stock owned directly by Joseph E. Sheehan and 87,383 shares of Common Stock held by a trust for the benefit of Mr. Sheehan's daughter. Mr. Sheehan has the sole right to manage the investments of this trust but does not have voting power with respect to the shares held by it.

(6) Includes 387,500 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants.

(7) Includes 387,500 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants.

(8) Includes 387,500 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants. Also includes 282,127 shares of Common Stock pledged to the Company as security for loans from the Company in the aggregate principal amount of $550,000. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(9) Includes13,648 shares of Common Stock issuable upon exercise of immediately exercisable options and 417,398 shares of Common Stock registered in the name of OG Holding Corporation Liquidation Trust. Mr. Lachenman is the trustee of OG Holding Corporation Liquidation Trust and owns the entire interest of the trust in the shares of Common Stock held by the trust.

(10) Includes 48,750 shares of Common Stock issuable upon exercise of immediately exercisable warrants, 27,500 shares of Common Stock issuable upon exercise of immediately exercisable options, and 34,000 shares of Common Stock held in an individual retirement account for the benefit of Mr. Gardner. Excludes (i) 20,000 shares of Common Stock and warrants to purchase 3,750 shares of Common Stock held by Mr. Gardner's wife, as to which Mr. Gardner disclaims any beneficial interest, and (ii) 3,625 shares of Common Stock and warrants to purchase 1,125 shares of Common Stock owned by the Gardner Family Foundation, a charitable organization, of which Mr. Gardner is President and a board member.

                                       -4-

(11) Mr. Hellman disclaims beneficial ownership of 27,500 shares of Common Stock issuable upon exercise of immediately exercisable options held by Kronish Lieb Weiner & Hellman LLP, a law firm that Mr. Hellman is currently counsel to, and which, prior to June 2000, he was a member of.

                              ELECTION OF DIRECTORS


         A Board of seven Directors of the Company is to be elected at the Annual Meeting, each to serve, subject to the provisions of the Company's By-Laws, until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. It is management's recommendation that the accompanying form of Proxy be voted FOR the election as Director of the seven persons named below, all of whom are currently Directors of the Company. The Board of Directors believes that the nominees named below are willing to serve as Directors. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

         The following table sets forth information with respect to each nominee for Director of the Company, all of whom are currently serving as Directors of the Company:

                                                POSITION WITH THE COMPANY AND
                                                PRINCIPAL OCCUPATION OR EMPLOYMENT                          DIRECTOR
NAME                                AGE         DURING THE PAST FIVE YEARS                                    SINCE
----                                ---         --------------------------                                   ------
Paul A. Amershadian                 53          Executive Vice President-Marketing and Sales and              1996
                                                Treasurer of the Company since September 29, 1995
                                                and of the Company's respective predecessors,
                                                SPAR Promotion & Marketing Services, Inc.
                                                ("Spar") and R.G. Meadows, Inc. ("Meadows"), from
                                                1986 to September 29, 1995; Secretary of the
                                                Company from October 16, 1996 to September 16,
                                                1997; Director of the Company since May 1996.

John P. Benfield                    50          Director, President and Chief Executive Officer               1995
                                                of the Company since September 29, 1995;
                                                Chairman of the Board of the Company since
                                                October 16, 1996; Executive Vice President of
                                                Operations of both Spar and Meadows from 1988
                                                to September 29, 1995.

                                                POSITION WITH THE COMPANY AND
                                                PRINCIPAL OCCUPATION OR EMPLOYMENT                          DIRECTOR
NAME                                AGE         DURING THE PAST FIVE YEARS                                    SINCE
----                                ---         --------------------------                                   ------
Donald A. Bernard                   68          Director, Executive Vice President and                        1995
                                                Chief Financial Officer of the Company
                                                since September 29, 1995; Secretary of
                                                the Company since September 16, 1997;
                                                Executive Vice President of Finance of both Spar
                                                and Meadows from 1990 to September 29, 1995.
Herbert M. Gardner                  61          Director of the Company since May 1, 1997;                    1997
                                                Senior Vice President of Janney Montgomery
                                                Scott LLC, an investment banking firm, since
                                                1978. Presently serves as Chairman of the Board
                                                of Directors of Supreme Industries, Inc. and as a
                                                director of Chase Packaging Corp., Nu Horizons
                                                Electronics Corp., Transmedia Network, Inc.,
                                                TGC Industries, Inc.,  Hirsch International Corp.,
                                                and Rumson Fair Haven Bank and Trust
                                                Company.

Joseph S. Hellman                   70          Director of the Company since May 1, 1997;                    1997
                                                Counsel to the law firm of Kronish Lieb Weiner
                                                & Hellman LLP since June 2000 and Member of
                                                such firm prior thereto.

Thomas E. Lachenman                 50          Director of the Company since March 31, 1998.                 1998
                                                Currently retired.  President of Optimum, a
                                                wholly-owned subsidiary of the Company, from
                                                March 31, 1998 until May 31, 1999, and of such
                                                company's predecessor from 1973 through
                                                March 31, 1998.

Brian Murphy                        44          Chief Executive Officer of U.S. Concepts, Inc.                1998
                                                ("U.S. Concepts"), a wholly-owned subsidiary of
                                                the Company, since December 29, 1998, and
                                                until January 6, 2000, President of such
                                                company, and President of  predecessor of U.S.
                                                Concepts from 1992 through December 29, 1998.
                                                Director of the Company since December 29,
                                                1998.  In addition, from May 1, 2000 until
                                                January 2001, Chief Executive Officer of iCast
                                                Comedy Corporation, an Internet-based content
                                                provider, and since January 2001, Chief
                                                Executive Officer of Comedy Lab Productions,
                                                Inc., a successor to a portion of iCast's business.

         Thomas E. Lachenman was named a Director on March 31, 1998, immediately following the closing under the Asset Purchase Agreement (the "Optimum Agreement") relating to the acquisition of the assets of OG Holding Corporation, formerly known as Optimum Group, Inc. (the "Optimum Acquisition"). The Optimum Agreement required the Company's existing Board of Directors to nominate Mr. Lachenman in connection with the election of Directors at the Company's first Annual Meeting of the Stockholders following the closing under the Optimum Agreement.

         Brian Murphy was named a Director on December 29, 1998, immediately following the closing under the Asset Purchase Agreement (the "U.S. Concepts Agreement") relating to the acquisition of the assets of Murphy Liquidating Corporation, formerly known as U.S. Concepts, Inc., a New York corporation (the "U.S. Concepts Acquisition"). The U.S. Concepts Agreement requires the Company to use its reasonable best efforts to nominate and elect Mr. Murphy as a director of the Company for so long as Mr. Murphy remains an employee of U.S. Concepts or any affiliate of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held five meetings during Fiscal 2001 and acted by unanimous written consent on three occasions. All of the directors were in attendance at more than 75% of the meetings of the Board as well as all meetings of each committee of the Board on which they served, except for Paul Amershadian who attended three of the five meetings of the Board of Directors.

         The Board of Directors has an Audit Committee and Compensation Committee. Herbert M. Gardner, Joseph S. Hellman and Thomas E. Lachenman are the members of the Audit Committee, and Herbert M. Gardner and Joseph S. Hellman are the members of the Compensation Committee. The Company does not currently have a nominating committee.

         The Audit Committee operates under the Audit Committee Charter adopted by the Board of Directors, a copy of which is attached as Exhibit A to this Proxy Statement. The purpose of the Audit Committee is to oversee the Company's financial reporting process, including reviewing the financial reports and other financial information filed by the Company with the Securities and Exchange Commission. The members of the Audit Committee other than Thomas E. Lachenman are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Lachenman does not meet the definition of "independent" because he was employed by Optimum, a subsidiary of the Company, within the last three years (until May 31, 1999). In light of Mr. Lachenman's substantial equity interest in the Company and the cost and substantial time that would be involved in recruiting a new independent director to serve on the Audit Committee, the Board of Directors of the Company determined that the appointment of Mr. Lachenman to the Audit Committee was in the best interests of the Company and its stockholders. The audit committee held six meetings during Fiscal 2001.

         The compensation committee was formed to review and make recommendations to the Board of Directors regarding all executive compensation matters. The compensation committee held two meetings during Fiscal 2001.

                             AUDIT COMMITTEE REPORT

         In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with the Company's management team the audited financial statements for Fiscal 2001, which were included in the Company's Annual Report on Form 10-K for Fiscal 2001. The Audit Committee has discussed with the

Company's independent accountants those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality, not just the acceptability, of the accounting principles and the clarity of the disclosures in the financial statements.

         The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to the independence of the Company's independent auditors and has discussed these matters with the independent auditors.

         Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements for Fiscal 2001 be included in the Company's Annual Report on Form 10-K for Fiscal 2001 for filing with the Securities and Exchange Commission.

      Herbert M. Gardner
      Joseph S. Hellman
      Thomas E. Lachenman

COMPENSATION OF DIRECTORS

         As of April 1, 1998, each non-employee Director receives an annual stipend equal to $10,000 per annum, a fee of $1,000 per Board meeting attended and a fee of $500 per Committee meeting attended, and all Directors are reimbursed for reasonable travel expenses incurred in connection with attending Board meetings.

         Additionally, under a "formula plan" provided for in the Company's 1992 Stock Option Plan, each of the Company's non-employee Directors is granted an option to purchase up to 6,875 shares of Common Stock annually on each April 30 as long as he remains on the Board of Directors. Each such option becomes exercisable as to 3,438 of the shares covered thereby on the first anniversary of the date of grant and as to the remaining 3,437 shares on the second anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           During Fiscal 2001, Joseph S. Hellman was a member of the Company's Compensation Committee and was a member of Kronish Lieb Weiner & Hellman LLP, a law firm that the Company retained as its general counsel for Fiscal 2001 and for its fiscal year ending March 31, 2002 ("Fiscal 2002").


                               EXECUTIVE OFFICERS

         John P. Benfield, Donald A. Bernard, Paul A. Amershadian and Brian Murphy are the current executive officers of the Company and its subsidiaries. Each of Messrs. Benfield, Bernard and Amershadian has an employment contract with the Company for a term of office expiring on September 28, 2001. Mr. Murphy has an employment contract with U.S. Concepts for a term of office expiring on January 1, 2003. Additional information regarding those individuals is provided above in "Election of Directors" and below in "Executive Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid to the Company's Chief Executive Officer and to each of the other executive officers of the Company whose compensation exceeded $100,000 during Fiscal 2001.

                           SUMMARY COMPENSATION TABLE
                                                     ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                                     -------------------                      ----------------------

                                                                            OTHER         VALUE OF      SECURITIES
                                                                            ANNUAL        RESTRICTED    UNDERLYING     ALL OTHER
NAME AND                           FISCAL                                   COMPEN-       STOCK         OPTIONS/       COMPEN-
PRINCIPAL POSITION                 YEAR      SALARY($)       BONUS($)       SATION($)     AWARDS($)     SARS(#)        SATION($)
------------------                 ----      ---------       --------       ---------     ---------     --------       ---------
John P. Benfield                   2001      $250,000        $0             -             -             -              $8,000(1)
President and Chief Executive      2000      $250,000        $0             -             -             -              $8,000(1)
Officer and Director               1999      $250,000        $0             -             -             -              $8,000(1)

Donald A. Bernard                  2001      $250,000        $0             -             -             -              $8,000(1)
Executive Vice President and       2000      $250,000        $0             -             -             -              $8,000(1)
Chief Financial Officer and        1999      $250,000        $0             -             -             -              $8,000(1)
Director

Paul A. Amershadian                2001      $250,000        $0             -             -             -              $8,000(1)
Executive Vice President -         2000      $250,000        $0             -             -             -              $8,000(1)
Marketing and Sales and            1999      $250,000        $0             -             -             -              $8,000(1)
Director

Brian Murphy                       2001      $120,833(2)     $16,191(4)     -             -             -              $8,000(1)
President - U.S. Concepts, Inc.    2000      $200,000        $12,438(4)     -             -             -              $8,000(1)
and Director                       1999      $200,000(3)     $0             -             -             42,500         -

-----------------

(1) Represents executive's share of Company's matching contribution to Company's 401(k) Retirement Plan.

(2) During Fiscal 2001, in connection with Mr. Murphy becoming Chief Executive Officer of iCast Comedy Corporation, Mr. Murphy's salary was reduced to $100,000 per annum. Mr. Murphy's salary was restored to $200,000 per annum when his employment with iCast Comedy Corporation terminated.

(3) Represents annual base salary under employment contract. Mr. Murphy commenced employment with U.S. Concepts, Inc. on December 29, 1998 upon consummation of the U.S. Concepts Acquisition at an annual base salary of $200,000 . Actual salary paid to Mr. Murphy during fiscal 1999 was $50,000.

(4) Represents bonus paid under Mr. Murphy's employment agreement with U.S. Concepts.

STOCK OPTIONS

      During Fiscal 2001, the Company did not grant stock options to any of the individuals named in the Summary Compensation Table. The following table sets forth certain information concerning stock options exercised by the individuals named in the Summary Compensation Table during Fiscal 2001 and unexercised stock options held by such individuals at the end of Fiscal 2001.

AGGREGATED OPTION EXERCISES IN FISCAL 2001
AND FY-END OPTION VALUES

                                                                                              VALUE OF
                                                                       NUMBER OF            UNEXERCISED
                                                                      UNEXERCISED           IN-THE-MONEY
                                                                   OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                  SHARES             VALUE            YEAR END (#)          YEAR END ($)
                                 ACQUIRED            -----           EXERCISABLE/           EXERCISABLE/
NAME                          ON EXERCISE (#)     REALIZED ($)       UNEXERCISABLE       UNEXERCISABLE (1)
----                          ---------------     ------------       -------------       -----------------
John P. Benfield                  --                      --           421,621/0              2,182/0
Donald A. Bernard                 --                      --           421,621/0              2,182/0
Paul A. Amershadian               --                      --           421,621/0              2,182/0
Brian Murphy                      --                      --                 0/0                  0/0

------------------------

(1) The value has been determined based on an average of the closing bid and ask price on March 31, 2001, the last trading day of Fiscal 2001.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Board of Directors believes that increasing the value of the Company to its stockholders is the Board of Directors' most important objective and should be the key measure of management performance. The Board of Directors also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee, which is made up of Directors who are not employees of the Company, is responsible for determining the compensation packages of the Company's executives. The Compensation Committee also approves the potential levels of contribution to the Company's 401(k) plan.

         The Compensation Committee's role in determining the compensation of the executives of the Company is to assure that the Company's compensation strategy is aligned with the Board of Directors' overall objective and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for the executives to earn incentive compensation reflecting both the Company's and the individual's performance.

         The compensation for Fiscal 2001 for the Company's Chief Executive Officer and other executive officers consisted of base salary. Base salaries are established by the employment agreements for each person within the executive group, subject to annual adjustment by the Compensation Committee. Factors considered in establishing salaries include the responsibilities of the position, compensation of executives in companies of similar size or in the same industry, external market conditions and financial performance of the Company. In addition, the salaries reflect the unique qualifications of the Company's executive officers, who serve in a collegial manner as the "Office of the CEO" with respect to major issues facing the Company, who are directly responsible for the success of the Company and who would be very difficult to replace.

         Incentive compensation awards, payable in cash bonuses and stock options, and salary increases may be awarded in recognition of the Company's financial performance. During Fiscal 2001, the Chief Executive Officer and other executive officers of the Company other than Brian Murphy were not awarded any cash bonuses, stock options or salary increases. Pursuant to his employment agreement with U.S. Concepts, Mr. Murphy was awarded a performance-based cash bonus of $16,191.

                  Herbert M. Gardner
                  Joseph S. Hellman

EXECUTIVE EMPLOYMENT CONTRACTS, TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
---------------------------------------------

         Pursuant to employment agreements, dated September 29, 1995 and amended on May 2, 1997 and March 24, 1998, the Company employed Messrs. Benfield, Bernard and Amershadian as President, Executive Vice President and Chief Financial Officer, and Executive Vice President - Marketing and Sales, respectively. Each agreement, as amended, currently provides for a base salary of $250,000 and payment of such bonuses or additional compensation as the Board of Directors may determine in its sole discretion. The term of each agreement expires on September 28, 2001 (unless sooner terminated for cause, disability or incapacity) and automatically renews for additional one-year terms unless terminated by either party thereto upon at least sixty days notice before the expiration of the then current term.

         Pursuant to an employment agreement, dated December 29, 1998, the Company's subsidiary, U.S. Concepts, employed Mr. Murphy as President and Chief Executive Officer. The agreement currently provides for a base salary of $200,000. In addition, in the event that the pre-tax earnings of U.S. Concepts during any calendar year (the "Bonus Period") commencing January 1, 1999 equal or exceed the greater of (a) $600,000 or (b) 20% of the average outstanding equity of U.S. Concepts during such Bonus Period (calculated by averaging the outstanding stockholder's equity of U.S. Concepts as set forth on U.S. Concepts' balance sheet as of the last day of each calendar quarter during the Bonus Period), U.S. Concepts must, at Mr. Murphy's option, pay to Mr. Murphy and such other officers and executives of U.S. Concepts as Mr. Murphy determines a bonus equal to an aggregate of 5% of the amount by which such pre-tax earnings exceed the greater of the amounts specified in clauses (a) and (b). Mr. Murphy has the right to allocate such bonus, if any, to and among himself and such other officers and executives. Pursuant to these bonus provisions, during Fiscal 2001, Mr. Murphy was awarded a bonus of $16,191 as a result of the pre-tax earnings realized by U.S. Concepts during the calendar year of 2000. The initial term of the agreement expires on January 1, 2003 (unless sooner terminated for cause) but the term of the agreement automatically continues thereafter unless terminated by either party thereto upon at least ninety days notice of termination effective on or after January 1, 2003.

         Each employment agreement prohibits the executive officer that is a party thereto from competing with the Company or inducing or attempting to influence any employee of the Company or any subsidiary to terminate his employment with the Company or any subsidiary during the term of the agreement and for a period of two years after the termination of the officer's employment with the Company, in the case of Messrs. Benfield, Bernard and Amershadian, and 18 months after the termination of the officer's employment with U.S. Concepts or any of its affiliates, in the case of Mr. Murphy. Each agreement also prohibits the executive officer from disclosing certain confidential information of the Company.

         Finally, the employment agreements with each of Messrs. Benfield, Bernard and Amershadian provide that if the officer's employment is terminated due to (i) the sale or transfer of a majority of the Company's outstanding capital stock, property or business assets, (ii) the consolidation or merger of the Company into or with another entity where the Company is not the surviving entity, or (iii) certain specified changes in the identity of the Board of Directors, the Company must make a lump sum cash payment to the executive officer in a maximum amount equal to two times the executive officer's then annual base salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH BRIAN MURPHY AND COMEDYLAB

         In November 2000, Brian Murphy, a director of the Company and the Chief Executive Officer of U.S. Concepts, together with other former employees of iCast Comedy Corporation ("iCast"), organized Comedy Lab Productions, Inc. ("ComedyLab") for the purpose of acquiring certain assets from, and continuing business previously conducted by iCast. Mr. Murphy is also a director and the Chief Executive Officer of ComedyLab, which currently operates a Web site providing comedy related programming and content. In January 2001, ComedyLab acquired certain assets from iCast, including event sponsorship agreements relating to events which U.S. Concepts had been retained by iCast to manage and execute. By agreement dated January 24, 2001, U.S. Concepts agreed (i) to allow ComedyLab to occupy a portion of its premises in exchange for monthly rental and utility charges, (ii) to provide ComedyLab, for a fee, with sales and consulting services and (iii) to fund a limited amount of ComedyLab's expenses. By separate agreement of the same date between the Company, U.S. Concepts and Mr. Murphy, the parties agreed that all equity in ComedyLab issued or issuable to Mr. Murphy would be transferred and/or issued, as applicable, to U.S. Concepts, and that Mr. Murphy would participate in any gain realized by U.S. Concepts on its disposition of such equity to the extent of 25% of the first $500,000 of such gain increasing to up to 50% of all gain realized in excess of $1,500,000.

         During Fiscal 2001, ComedyLab incurred indebtedness in favor of U.S. Concepts in the amount of $266,897, and subsequent to March 31, 2001, U.S. Concepts incurred additional indebtedness in the amount of $289,000 in favor of ComedyLab. Pursuant to covenants in the Company's loan agreement with its lender, U.S. Concepts (and the Company) are prohibited from extending additional credit to ComedyLab. In June 2001, Mr. Murphy executed a secured promissory note in favor of U.S. Concepts pursuant to which he is obligated to reimburse U.S. Concepts for the $556,000 owed by ComedyLab to U.S. Concepts. The promissory note is secured by (i) all amounts payable to Mr. Murphy pursuant to the U.S. Concepts Agreement and the bonus provisions of Mr. Murphy's employment agreement, and (ii) all indebtedness of ComedyLab to Mr. Murphy. Mr. Murphy is obligated to repay his indebtedness to U.S. Concepts under the promissory note on the earlier to occur of March 31, 2002 and the date that ComedyLab consummates an equity or debt financing transaction in which it receives gross proceeds in excess of $1,000,000.

LOANS TO PAUL AMERSHADIAN

         The Company has made loans to Paul A. Amershadian, a director of the Company and its Executive Vice President-Marketing and Sales, aggregating $550,000, which are evidenced by an Amended and Restated Promissory Note dated as of May 24, 2001. At May 24, 2001, accrued interest on these loans amounted to $119,299. The Amended and Restated Promissory Note provides for monthly interest payments at a floating rate equal to the highest rate at which the Company pays interest on its bank borrowings, payment of accrued interest and principal from one-half of the after-tax amount, if any, of bonuses paid to Mr. Amershadian by the Company, and payment of the remaining balance of principal and accrued interest on May 24, 2006. The Amended and Restated Promissory Note is secured by
(i) a first lien and security interest in the 282,127 shares of Common Stock owned by Mr. Amershadian, (ii) a second mortgage on Mr. Amershadian's home and
(iii) collateral assignments of $550,000 of life insurance policies.

OTHER

         Joseph S. Hellman, a Director and nominee, is counsel to Kronish Lieb Weiner & Hellman LLP, a law firm that the Company retained as its general counsel for Fiscal 2001 and Fiscal 2002.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. To the Company's knowledge, based solely on a review of the Forms 3, 4, and 5 submitted to the Company during and with respect to Fiscal 2001, there are no known failures to file a required Form 3, 4 or 5 and no known late filings of a required Form 3, 4 or 5 during Fiscal 2001 by any person required to file such forms with respect to the Company pursuant to Section 16 of the Exchange Act.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPHS FOR
                         COACTIVE MARKETING GROUP, INC.

         The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on March 31, 1996 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and a peer group index consisting of those public companies traded on an exchange and listed under the Standard Industry Classification (S.I.C.) Code 7311 for Advertising, and other related S.I.C. Codes. The peer group is made up of HaLo Industries, Inc., Simon Worldwide, Inc., Equity Marketing, Inc., Grey Advertising Inc., Catalina Marketing Corporation, Valassis Communications, Inc., True North Communications, Inc., and Omnicon Group, Inc. The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.

                               [GRAPHIC OMITTED]


                    MEASUREMENT PERIOD (FISCAL YEAR COVERED)
                    ----------------------------------------

                   3/31/96   3/31/97   3/31/98      3/31/99   3/31/00   3/31/01
                   -------   -------   -------      -------   -------   -------
CMKG                 100        218        321       251         166       64
S & P 500            100        117        170       199         232      179
Peer Group Index     100        111        208       324         378      343

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         KPMG LLP served as the Company's auditors for Fiscal 2001. On July 19, 2001, upon recommendation of the Company's Audit Committee, the Company terminated the engagement of KPMG LLP and selected BDO Seidman, LLP ("BDO") to serve as the Company's auditors for Fiscal 2002.

         The reports of KPMG LLP regarding the Company's financial statements as of and for the years ended March 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements as of and for the years ended March 31, 2001 and 2000, and in the subsequent interim period, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the matter in their report. KPMG LLP has been provided with a copy of this paragraph of the Proxy Statement (which has been filed with the SEC in a Form 8-K dated July 23, 2001), and has been requested to furnish the Company with a statement if it believes the foregoing statements are incorrect or incomplete. The response of KPMG LLLP is attached to this Proxy Statement as Exhibit B.

         During Fiscal 2000, Fiscal 2001 and subsequent interim periods prior to their engagement, the Company has not (itself or through someone acting on its behalf) consulted with BDO on any accounting or auditing matter.

PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed to the Company for Fiscal 2001 by KPMG LLP:

Audit Fees                                                  $145,544

Financial Information Systems Design
and Implementation Fees                                     $0

All Other Fees                                              $55,700

         The Audit Committee has determined that the provision of non-audit services by KPMG LLP to the Company was compatible with maintaining the independence of KPMG LLP. A representative of BDO is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if he desires to do so.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy, Annual Report on Form 10-K and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. To be included in the proxy statement for the Company's Annual Meeting of Stockholders in 2002, stockholder proposals must be received by the Company at its principal executive office no later than April 1, 2002 and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company's Annual Meeting of Stockholders in 2002, such a proposal must be received by the Company after June 22, 2002 but no later than July 22, 2002. However, if the date of the Company's Annual Meeting of Stockholders in 2002 is more than 30 days earlier or more than 30 days later than the date of the immediately preceding Annual Meeting (i.e., prior to August 21, 2002 or after October 20, 2002), then notice must be received not later than the close of business on the earlier of the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting. All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the Secretary of the Company at 415 Northern Boulevard, Great Neck, New York 11021.

                                          By Order of the Board of Directors


                                          Donald A. Bernard
                                          Secretary

Great Neck, New York
July 30, 2001

THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS), IS BEING MAILED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON AND UPON PAYMENT OF A FEE OF $3.00 PER EXHIBIT, A COPY OF ANY EXHIBIT TO THE ENCLOSED ANNUAL REPORT ON FORM 10-K. A LIST OF EXHIBITS IS SET FORTH IN SECTION IV OF THE ANNUAL REPORT ON FORM 10-K. REQUESTS FOR COPIES OF EXHIBITS SHOULD BE DIRECTED TO DONALD A. BERNARD, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, COACTIVE MARKETING GROUP, INC., 415 NORTHERN BOULEVARD, GREAT NECK, NEW YORK 11021 (TELEPHONE: (516) 622- 2800).

                                                                       EXHIBIT A

                         COACTIVE MARKETING GROUP, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than such number of members of the Board, and shall be composed in such manner, as will meet the requirements of the Audit Committee Policy of the NASD.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o        The Committee shall:

         - Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

         - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

         - recommend that the Board take appropriate action to oversee the independence of the outside auditor.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                       EXHIBIT B





July 23, 2001



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for CoActive Marketing Group, Inc. ("CoActive") and, under the date of July 3, 2001, we reported on the consolidated financial statements of CoActive as of and for the years ended March 31, 2001 and 2000. On July 19, 2001, our appointment as principal accountants was terminated. We have read CoActive's statements included under
Item 4 of its Form 8-K dated July 23, 2001 and we agree with such statements, except that we are not in a position to agree or disagree with CoActive's statements that the dismissal of KPMG was recommended by its Audit Committee and the statements in Item 4(b).

Very truly yours,

/s/ KPMG LLP


cc: Chief Accountant, Securities and Exchange Commission

PROXY

                         COACTIVE MARKETING GROUP, INC.

               415 NORTHERN BOULEVARD, GREAT NECK, NEW YORK 11021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 20, 2001

         The undersigned hereby appoints John P. Benfield and Donald A. Bernard, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of CoActive Marketing Group, Inc. (the "Company") to be held on September 20, 2001, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

                  (Continued and to be signed on reverse side)

                      PLEASE DATE, SIGN AND MAIL YOUR PROXY
                         CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                         COACTIVE MARKETING GROUP, INC.
                               SEPTEMBER 20, 2001



               - Please Detach and Mail in the Envelope Provided -

A   [X] Please mark your
        votes as in this
        example.

                                              WITHHOLD
                         FOR                 AUTHORITY
                     all nominees     to vote for all nominees
                    listed at right        listed at right
1.  ELECTION
    OF                    [ ]               [ ] NOMINEES:   Paul A. Amershadian
    DIRECTORS                                               John P. Benfield
                                                            Donald A. Bernard
(INSTRUCTION: To withhold authority to vote on any          Herbert M. Gardner
individual nominee, write the name below.)                  Joseph S. Hellman
                                                            Thomas E. Lachenman
                                                            Brian Murphy


2.  ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 LISTED
ABOVE.





SIGNATURE__________________ DATE______    SIGNATURE__________________ DATE______

NOTE: Please sign exactly as name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.